HCI VIOCARE

NOTICE OF STOCK AWARD
                                                  , of                                                    ,  you have been granted a stock award of the Common Stock (the "Common Stock") of HCI Viocare as follows:

Grant number:	00XX
Date of Grant:	August 24, 2017
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	COMMON SHARES
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:
•	Fully vested on grant date